EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------


     This Employment Agreement ("Agreement"), effective as of May 1, 1995 (the "Effective Date"), by and between PacificHealth Laboratories, Inc. (hereinafter the "Company"), a Delaware corporation, and Robert Portman (hereinafter "Employee").

     WHEREAS, the Company desires to retain the services of Employee and Employee desires to be employed upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

          1. EMPLOYMENT: The Company shall employ Employee as its President and Chief Executive Officer, and Employee shall accept employment and shall render services in such capacities, under and subject to the conditions and terms set forth herein. During the period of his employment, Employee shall devote his full time, attention, energy, knowledge and skill to the business and interests of the Company, from offices of the Company to be maintained in the Central New Jersey area, and the Company shall be entitled to the profits and other benefits arising from or incident to the work, services and advice of Employee.

          2. TERM: The term of this Agreement, and the term of employment of Employee hereunder, shall commence on the Effective Date, and shall end on the day preceding the third anniversary date of the Effective Date (the "Scheduled Termination Date"), provided:

               a. Employee shall have the right to terminate his employment hereunder for cause, upon written notice to the Company referring to this paragraph 2(a) and describing the condition relied upon by him in invoking the provisions hereof, if, without Employee's written consent, (i) the Company fails to pay Employee any salary or other compensation or benefit required to be paid hereunder when due and for a period of sixty (60) days after demand therefor by Employee; (ii) there occurs any substantial change in the authorities, powers, functions or duties attached to Employee's positions; or (iii) Employee is required by any directive from the Company to reside outside of the Central New Jersey area; unless, in any such case, the Company, within sixty (60) days after Employee's giving of notice hereunder, takes full and effective action to eliminate the condition cited by Employee in his notice of termination as the reason for his giving of such notice.

               b. Employee shall have the right to terminate his employment hereunder without cause at any time upon not less than thirty (30) days written notice.

          3. COMPENSATION: Through April 30, 1996, the Company shall pay Employee a base salary at the rate of Seventy- Five Thousand ($75,000.00) Dollars per year. Effective as of May 1, 1996, Employee's base salary shall be fixed in good faith by the Company's Board of Directors, taking into account the progress of the Company's business, its financial resources and prospects, and any other factors deemed relevant by the Board of Directors. Employee's base salary shall be paid in equal, bi-weekly installments commencing with the first pay period immediately following the Effective Date. In addition to his base salary, Employee may participate in any bonus or other incentive or compensation plan of the Company hereafter in effect, to the extent determined by the Board of Directors of the Company.

          4. OTHER BENEFITS:

               a. The Company shall pay Employee for ordinary and reasonable business expenses incurred by him in the performance of services pursuant to this Agreement. In addition, the Company shall provide Employee with a Company-owned or leased automobile for his use or reimburse Employee for his costs in leasing such automobile. Employee shall keep such records and shall render to the Company such accounts covering such expenses as the Company shall reasonably require.

               b. During the term of his employment and during any restricted period during which Employee is entitled to receive payments pursuant to subparagraph 5(c) below, Employee shall be entitled to participate in any medical, health, disability and accident or other hospitalization or insurance plan established by the Company for its employees generally.

               c. During each full year of the term of Employment, Employee shall be entitled to four (4) weeks paid vacation time which shall not be cumulative from year to year.

          5. COMPENSATION UPON TERMINATION: If Employee's employment is terminated at any time during the term hereof, the following provisions shall apply:

               a. If Employee's employment is terminated for any reason whatsoever, except for termination by the Company with cause, as defined in subparagraph (d) below, or by Employee without cause pursuant to subparagraph 2(b) above, (i) the Company shall pay Employee, within ninety (90) days following such termination, an amount equal to the base salary which would have been paid from the date of termination of employment to the Scheduled Termination Date, which payment shall be in lieu of any other severance or post-employment benefits except as otherwise expressly provided for in this Agreement; and (ii) all options to purchase securities of the Company then held by Employee which are not already vested shall vest automatically, and without the necessity of any action by Employee or the Company, immediately prior to the effectiveness of such termination.

               b. If Employee's employment is terminated by his death, the payments to Employee provided for in subparagraph (a) above shall be made to his estate or to a beneficiary designated by him by notice to the Company, and shall be reduced by an amount equal to life insurance proceeds, if any, paid to beneficiaries designated by Employee under any life insurance policy owned by the Company. The Company shall use its best efforts to obtain and maintain in force key man insurance on Employee's life in the amount of $1,000,000.00 for its benefit, which insurance proceeds may be used, in part, to fund the aforementioned termination payment.

               c. If Employee's employment is terminated for any reason other than Employee's death, the Company, at its election, by notice to Employee given not later than ten (10) days after such termination and referring specifically to this subparagraph, shall have the right to require for one (1) year from the date of termination (the "restricted period") that Employee not directly or indirectly solicit the business of any customer of the Company or the employment of any employee of the Company, and, if the Company so elects, Employee agrees not to solicit such business or employment, provided that (i) the Company continues to pay to Employee during the restricted period, when payment of Employee's base salary would otherwise be due and without interruption, an amount equal to one hundred (100%) percent of Employee's base salary in effect immediately prior to termination unless such termination is for "cause", as defined below, in which case no payment shall be required, and (ii) the Company honors and timely performs its obligations to Employee under subparagraph (a) above. Any failure by the Company to make the payments required hereunder as and when due, or to honor and timely perform its obligations to Employee under subparagraph (a) above, shall constitute a full and irrevocable waiver of the Company's rights under this subparagraph (c). Payments, if any, to Employee hereunder shall be in addition to any payments required under subparagraphs (a) and (b) above.

               d. For the purposes of subparagraph (a) of this Agreement, "cause" for termination of Employee's employment shall exist only in the event of Employee's gross negligence or intentional malfeasance in the performance of his duties as an officer of the Company which results in or creates a substantial risk of serious financial injury to the Company.

          6. ASSIGNMENT: This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that: (i) the Company may assign or transfer this Agreement to a successor organization in the event of merger, consolidation, or transfer of sale of all or substantially all of the assets of the Company, in which case the term Company shall mean such successor, provided that in the case of any such assignment or transfer, the obligations of this Agreement are assumed by such successor or are binding upon and inure to the benefit of such successor as a matter of law; and (ii) in the event of Employee's death, the term "Employee" shall include his heirs, executors and administrators.

          7. NOTICES: All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch United States Post Office enclosed in a certified post-paid envelope, addressed to the respective parties stated below, or to such changed address as such party may fix by notice as aforesaid:

          To the Company:                    Attn:  Board of Directors
                                             1460 Route 9 North
                                             Woodbridge, NJ  07095

          with a copy to:                    Connolly Epstein Chicco
                                             Foxman Engelmyer & Ewing
                                             Attention:  Joseph Chicco
                                             1515 Market Street, 9th Floor
                                             Philadelphia, PA  19102

          To Employee:                       Robert Portman
                                             188 Igoe Road
                                             Morganville, NJ 07751


     in each case with copies of such notice to each director of the Company then in office.

          8. GOVERNING LAW: This Agreement and all performance under this Agreement shall be governed by the laws of the State of New Jersey.

          9. WAIVER, MODIFICATION: No waiver or modification of this Agreement or of any covenant, condition or limitation contained herein shall be valid or effective unless it is in writing and duly executed by Employee and the Company.

          10. RESOLUTION OF DISPUTES:

               a. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, including without limitation a claim for declaratory relief or relief which is equitable in nature, shall be settled by arbitration in either Philadelphia, Pennsylvania or Newark, New Jersey, by an arbitrator selected by Employee and the Company. If the Company and Employee cannot agree on the appointment of an arbitrator within ten (10) days after a request for arbitration, then such arbitrator shall be an attorney-at-law with no prior professional association with any of the parties or their affiliates who is selected in accordance with procedures established and implemented by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except as otherwise provided in this paragraph 10. Except as otherwise provided herein, all costs of the arbitration shall be borne by the Company. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction over the parties. Any award of the arbitrator shall include interest at a rate or rates considered just under the circumstances by the arbitrator.

               b. Employee shall be entitled to recover from the Company reasonable attorney's fees and costs and other expenses incurred by him in connection with any arbitration hereunder. Subject to the limitations of subparagraph (c) below, payment of such fees and expenses shall be made by the Company as they are incurred by Employee. If, however, the arbitrator should later determine that, under the circumstances, it was unjust for the Company to have made any of these payment of attorney's fees and costs and expenses to Employee, the arbitrator may require Employee to repay any such payments in accordance with such terms and conditions as the arbitrator shall direct.

               c. Notwithstanding anything to the contrary in subparagraph (b) above: (i) the amount which the Company shall be required to advance to Employee or which Employee shall be entitled to recover from the Company on account of attorney's fees, costs and expenses incurred by him in any arbitration hereunder shall be limited to the amount incurred by the Company on account of its own attorney's fees, costs and expenses, as and when such fees, costs and expenses are incurred by the Company, unless the arbitrator shall determine that, under the circumstances, it is unjust to so limit the Company's advances and reimbursements to Employee; and (ii) the Company shall not be required to advance such fees, costs and expenses to Employee in any arbitration in which the Company is seeking to enforce the restrictive covenants set forth in subparagraph 5(c) hereof if the Company has previously paid to Employee as and when due all payments required to be made by the Company under subparagraphs 5(a) and 5(c) hereof.

     IN WITNESS WHEREOF, Employee has signed his name and the Company, by the signatures of its duly authorized officers, has executed this Agreement, as of the date and year mentioned at the top of page one.



                                            PACIFICHEALTH LABORATORIES, INC.



                                            By:   /s/
                                               ---------------------------------


                                                      /s/ Robert Portman
                                               ---------------------------------
                                                         Robert Portman

                        Bonus Stock Option Award Program
                        --------------------------------


     In addition to any other compensation paid to him for services, the Corporation shall award options to purchase common stock to Robert Portman, as follows:

1.   Terms and Conditions.

     a.   Dates of Grant: January 1, 1997, January 1, 1998, and January 1, 1999.

     b. Number of Options: Options to purchase 25,000 shares of common stock per each $1,000,000 increase in Company Valuation between the last two preceding Valuation Dates.

     c.   Exercise Price: Fair Market Value of Common Stock at the Date of
          Grant.

     d.   Terms of Options: Five years from Date of Grant.

     e.   Vesting of Options: 100% vested upon grant.

     f. Other terms and conditions: Identical to options previously granted to Robert Portman under the Corporation's 1995 Incentive Stock Option Program.

2.   Definitions.

     a.   "Company Valuation" shall have the following meanings:

          (i)  As of June 30, 1996 - $15,000,000.

          (ii) As of any subsequent Valuation Date, (x) if the Corporation's Common Stock is not publicly traded (i.e., is not traded on The NASDAQ Stock Market or a national stock exchange, or quoted on the NASDAQ/ OTC Electronic Bulletin Board), fifteen (15) times the Corporation's net income for the fiscal year immediately preceding the Valuation Date, determined in accordance with generally accepted accounting purposes and reported to shareholders, or, (y) if the Common Stock is publicly traded, the Market Price of Common Stock multiplied by the number of shares outstanding on the Valuation Date, on a "fully diluted" basis.

     b. "Valuation Date" means June 30, 1996, December 31, 1996, December 31, 1997 and December 31, 1998.

     c. "Fair Market Value of Common Stock" as of a Date of Grant means (x) if the Corporation's Common Stock is publicly traded, the Market Price of Common Stock, and (y) if the Common Stock is not publicly traded, the price per share obtained by dividing the Company Valuation as of the preceding Valuation Date by the number of shares (on a "fully diluted" basis) outstanding on that Date.

     d. "Market Price for Common Stock" means (x) the average closing sale price of the Common Stock reported for the Common Stock on The NASDAQ Stock Market, or any national securities exchange on which the Common Stock is listed, on the five trading days ending on the Valuation Date, or (y) if the Common Stock is publicly traded solely by reason of its being quoted on the NASDAQ/OTC Electronic Bulletin Board, the average of the medians between the closing high "bid" and low "asked" prices quoted on the Bulletin Board on the five trading days ending on the Valuation Date.